Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports Income for the Third Quarter and Nine Months Ended September 30, 2021

BLACKSBURG, VA., October 21, 2021 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the third quarter and nine months ended September 30, 2021. The Company reported net income of $15.13 million, or $2.42 per common share, for the nine months ended September 30, 2021. This compares to net income of $11.13 million, or $1.71 per common share, for the nine months ended September 30, 2020. National Bankshares, Inc. ended the nine months ended September 30, 2021 with total assets of $1.64 billion.

"We are pleased to report that your Company delivered solid results again for the period ended September 30, 2021,” said F. Brad Denardo, President and Chief Executive Officer of National Bankshares. “Net income was up significantly over the same period last year, with the low cost to fund deposits and a partial reversal of loan loss reserves greatly improving our net interest income. Good loan growth and increased fee income for the period were also very encouraging, as we continue to meet the financial service needs of our customers and communities while enhancing profitability. As always, our success would not be possible without your investment in National Bankshares, and we thank you for your continued support.”

Highlights for the Nine Months Ended September 30, 2021

Paycheck Protection Program Loans

-

We participated in the SBA’s Paycheck Protection Program (“PPP”) which began in April 2020. The Company assisted local businesses through the PPP by providing 1,259 loans totaling $83.02 million. Gross PPP loans totaling $12.80 million remain on the balance sheet.

-

For the nine months ended September 30, 2021, contractual interest earned on PPP loans totaled $253 thousand, while net fees recognized totaled $1.78 million. For the nine months ended September 30, 2020, contractual interest earned on PPP loans totaled $263 thousand and net fees recognized totaled $509 thousand.

Income Statement

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Net income of $15.13 million for the nine months ended September 30, 2021 benefitted from the reversal of a portion of previous loan loss provisions. For the nine months ended September 30, 2021, the Company recovered $338 thousand, compared with a provision expense of $1.99 million for the nine months ended September 30, 2020.

-

The return on average assets and the return on average equity for the nine months ended September 30, 2021 were 1.25% and 10.36% respectively, improved from 1.07% and 7.61% respectively, for the nine months ended September 30, 2020.

-

The cost of interest-bearing liabilities decreased from 0.69% for the nine months ended September 30, 2020 to 0.30% for the nine months ended September 30, 2021, the result of reductions in deposit offering rates.

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The Company experienced high levels of calls on securities and loan refinance activity that resulted in a decrease in the yield on earning assets(1) to 3.03% for the nine months ended September 30, 2021, from 3.47% for the nine months ended September 30, 2020.

-	Our net interest margin(1) for the nine months ended September 30, 2021 was 2.81%, down from 2.98% for the nine months ended September 30, 2020.
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Fees and interest income from PPP loans helped increase our net interest margin. For the nine months ended September 30, 2021, PPP loans increased average loans by $32.29 million and added $2.03 million in interest and fee income. For the nine months ended September 30, 2020, PPP loans increased average loans by $32.56 million and added $772 thousand in interest and fee income. If PPP loans are excluded, the net interest margin would have been 2.64% for the nine months ended September 30, 2021 and 2.91% for the nine months ended September 30, 2020.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

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Total noninterest income for the nine months ended September 30, 2021 was up $461 thousand, or 7.94%, when compared to the nine months ended September 30, 2020. Higher noninterest income was driven by increased credit and debit card fees and receipt of a one-time bonus from a partnership investment.

-	Noninterest expense was up $686 thousand, or 3.68%, when the nine months ended September 30, 2021 is compared with the nine months ended September 30, 2020.

Balance Sheet

-	Total assets increased by $208.53 million, or 14.53%, from $1.44 billion at September 30, 2020 to $1.64 billion at September 30, 2021.
-	Total deposits increased by $219.15 million, or 18.06%, to $1.43 billion, in part due to government stimulus funds received by depositors, especially municipal accounts.
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Gross loans outstanding were $798.61 million at September 30, 2021, a decrease of $4.19 million from September 30, 2020. PPP loans decreased $45.23 million from September 30, 2020 to September 30, 2021, while non-PPP loans grew $41.04 million.

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Total stockholders’ equity at September 30, 2021 was $190.85 million. The Company’s capital position provides a source of great strength and continues to significantly exceed all regulatory capital guidelines.

Other Notable Information

-	The Company repurchased 73,100 shares in the 3rd quarter of 2021. Shares repurchased during the nine months ended September 30, 2021 total 247,662.
-	Nonperforming loans as a percentage of total loans were 0.39% at September 30, 2021, down from 0.45% at September 30, 2020.
-	The efficiency ratio(1) was 51.54% for the nine months ended September 30, 2021, a improvement over 54.58% for the nine months ended September 30, 2020.
-	The allowance for loan losses to total loans was 0.97% at September 30, 2021.
-	The Company’s net charge offs for the nine months ended September 30, 2021 were $445 thousand, compared with net charge offs of $420 thousand for the nine months ended September 30, 2020.
-	The book value per common share as of September 30, 2021 was $31.30, compared with $31.16 as of September 30, 2020.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full-service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2021	September 30, 2020	December 31, 2020
Assets
Cash and due from banks	$11,728	$10,593	$13,147
Interest-bearing deposits	118,863	68,779	120,725
Securities available for sale, at fair value	641,486	487,351	546,742
Restricted stock	845	1,279	1,279
Total securities	642,331	488,630	548,021
Mortgage loans held for sale	235	3,690	866
Loans:
Loans, net of unearned income and deferred fees and costs	797,494	800,654	768,799
Less: allowance for loan losses	(7,698)	(8,428)	(8,481)
Loans, net	789,796	792,226	760,318
Premises and equipment, net	9,823	10,024	10,035
Accrued interest receivable	5,161	5,238	5,028
Other real estate owned, net	957	1,553	1,553
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	42,108	36,226	36,444
Other assets	17,181	12,691	17,688
Total assets	$1,644,031	$1,435,498	$1,519,673

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$328,893	$270,237	$276,793
Interest-bearing demand deposits	819,730	676,162	763,293
Savings deposits	201,656	164,175	167,475
Time deposits	82,455	103,008	89,582
Total deposits	1,432,734	1,213,582	1,297,143
Accrued interest payable	46	86	56
Other liabilities	20,398	19,636	21,867
Total liabilities	1,453,178	1,233,304	1,319,066

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,096,958 shares at September 30, 2021, 6,432,020 shares at December 31, 2020 and 6,489,574 at September 30, 2020	7,621	8,112	8,040
Retained earnings	188,693	190,901	189,547
Accumulated other comprehensive income (loss), net	(5,461)	3,181	3,020
Total stockholders' equity	190,853	202,194	200,607
Total liabilities and stockholders' equity	$1,644,031	$1,435,498	$1,519,673

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands, except for share and per share data)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest Income
Interest and fees on loans	$9,088	$8,606	$26,104	$25,491
Interest on federal funds	-	-	-	-
Interest on interest-bearing deposits	56	17	123	248
Interest on securities - taxable	2,043	1,572	5,736	5,791
Interest on securities - nontaxable	469	513	1,472	1,316
Total interest income	11,656	10,708	33,435	32,846
Interest Expense
Interest on time deposits	61	395	223	1,476
Interest on other deposits	658	1,025	2,185	3,338
Total interest expense	719	1,420	2,408	4,814
Net interest income	10,937	9,288	31,027	28,032
Provision for (recovery of) loan losses	(392)	154	(338)	1,985
Net interest income after provision for (recovery of) loan losses	11,329	9,134	31,365	26,047
Noninterest Income
Service charges on deposit accounts	548	471	1,488	1,430
Other service charges and fees	50	37	134	113
Credit card fees	460	339	1,373	1,031
Trust income	433	423	1,282	1,244
Bank-owned life insurance	248	219	664	659
Other income	253	423	1,321	1,233
Realized securities gain, net	-	14	5	96
Total noninterest income	1,992	1,926	6,267	5,806
Noninterest Expense
Salaries and employee benefits	3,909	3,511	11,767	10,882
Occupancy and furniture and fixtures	447	452	1,378	1,360
Data processing and ATM	728	799	2,292	2,396
FDIC assessment	120	87	296	127
Net cost of other real estate owned	11	18	49	36
Franchise taxes	367	331	1,059	1,009
Other operating expenses	785	922	2,509	2,854
Total noninterest expense	6,367	6,120	19,350	18,664
Income before income tax expense	6,954	4,940	18,282	13,189
Income tax expense	1,202	772	3,151	2,060
Net Income	$5,752	$4,168	$15,131	$11,129
Basic net income per share	$0.94	$0.64	$2.42	$1.71
Fully diluted net income per share	$0.94	$0.64	$2.42	$1.71
Weighted average number of common shares outstanding
Basic	6,142,538	6,489,574	6,253,796	6,489,574
Diluted	6,142,538	6,489,574	6,253,796	6,489,574
Dividends declared per share	-	-	$0.70	$0.67
Dividend payout ratio	-	-	28.54%	39.07%
Book value per share	-	-	$31.30	$31.16

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	September 30, 2021	September 30, 2020
Net income	$5,752	$4,168

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($905) for the period ended September 30, 2021 and $601 for the period ended September 30, 2020	(3,403)	2,256
Reclassification adjustment for gain included in net income, net of tax of ($3) for the period ended September 30, 2020	-	(11)
Other comprehensive income (loss), net of tax	$(3,403)	$2,245
Total Comprehensive Income	$2,349	$6,413

	Nine Months Ended
($ in thousands)	September 30, 2021	September 30, 2020
Net income	$15,131	$11,129

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($2,254) for the period ended September 30, 2021 and $3,127 for the period ended September 30, 2020	(8,477)	11,763
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended September 30, 2021 and ($20) for the period ended September 30, 2020	(4)	(76)
Other comprehensive income (loss), net of tax	$(8,481)	$11,687
Total Comprehensive Income	$6,650	$22,816

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Average Balances
Cash and due from banks	$11,412	$11,019	$11,725	$11,229
Interest-bearing deposits	145,759	64,981	136,391	74,296
Securities available for sale	631,320	488,272	593,350	460,016
Restricted stock	845	1,279	972	1,261
Mortgage loans held for sale	569	1,459	610	1,120
Gross Loans	799,984	799,100	787,750	765,076
Loans, net	790,186	790,357	777,649	757,094
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,662,897	1,430,541	1,601,711	1,378,921
Total deposits	1,448,100	1,211,750	1,388,233	1,165,639
Stockholders' equity	194,573	198,928	193,184	193,920
Interest-earning assets(1)	1,564,517	1,340,835	1,508,734	1,292,594
Interest-bearing liabilities	1,121,622	945,682	1,074,322	927,022

Financial Ratios
Return on average assets(2)	1.32%	1.16%	1.25%	1.07%
Return on average equity(2)	11.73%	8.32%	10.36%	7.61%
Net interest margin(3)	2.83%	2.84%	2.81%	2.98%
Net interest income-fully taxable equivalent(3)	$11,178	$9,572	$31,752	$28,792
Efficiency ratio(4)	48.34%	53.29%	51.54%	54.58%
Average equity to average assets	11.70%	13.91%	12.06%	14.06%

Allowance for Loan Losses
Beginning balance	$8,077	$8,308	$8,481	$6,863
Provision for (recovery of) losses	(392)	154	(338)	1,985
Charge-offs	(104)	(99)	(690)	(639)
Recoveries	117	65	245	219
Ending balance	$7,698	$8,428	$7,698	$8,428

(1)	Does not included the unrealized gain/loss on securities available for sale or the allowance for loan losses.
(2)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. When net income includes certain nonrecurring items, the annualization factor magnifies their effect. In order to reduce distortion, the Company removes from net income certain non-recurring items prior to annualization, applies the annualization factor to the adjusted net income and then adds back the items to annualized net income.

(3)

The net interest margin is calculated by dividing annualized taxable equivalent net interest income by total average earning assets. Because a portion of interest income earned by the Company is nontaxable, the tax equivalent net interest income is considered in the calculation of this ratio. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%.

(4)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	September 30, 2021	September 30, 2020
Nonperforming Assets
Nonaccrual loans	$39	$736
Nonaccrual restructured loans	3,075	2,866
Total nonperforming loans	3,114	3,602
Other real estate owned	$957	$1,553
Total nonperforming assets	$4,071	$5,155
Accruing restructured loans	3,009	1,426
Loans 90 days or more past due	$62	$236

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.51%	0.64%
Allowance for loans losses to total loans(1)	0.97%	1.05%
Allowance for loan losses to total loans(1), excluding SBA PPP loans	0.98%	1.13%
Allowance for loan losses to nonperforming loans	247.21%	233.98%
Loans past due 90 days or more to loans(1)	0.01%	0.03%

(1)	Loans are net of unearned income and deferred fees and costs